EX-23.1

                        CONSENT OF ACCOUNTANTS

                        BECKSTEAD AND WATTS, LLP
                       Certified Public Accountants
                         3340 Wynn Rd., Ste. B
                          Las Vegas, NV 89102
                              702.257.1984


May 21, 2004


U.S. Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers an aggregate of 25,000,000 shares of common stock of GamezNFlix, Inc. under the GamezNFlix, Inc. "Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment #5)" and to the incorporation by reference therein of our report dated April 13, 2003 with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission.

Sincerely,


/s/  Beckstand and Watts, LLP
Beckstand and Watts, LLP